Exhibit 4.1

DIFFERENTIAL BRANDS GROUP INC. DBG CUSIP 25374L 10 8 SEE REVERSE SIDE FOR CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK THIS CERTIFIES THAT is the owner of FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.10 EACH OF DIFFERENTIAL BRANDS GROUP INC. (herein called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: SEAL 1987 Treasurer Chief Executive Officer COUNTERSIGNED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY (JERSEY CITY, NJ) TRANSFER AGENT BY AUTHORIZED OFFICER ABnote North America 711 ARMSTRONG LANE, COLUMBIA, TN 38401 (931) 388-3003 SALES: HOLLY GRONER 931-490-7660 PROOF OF: JANUARY 19, 2016 DIFFERENTIAL BRANDS GROUP INC. WO - 10207 FACE OPERATOR: DKS REV. 1 Colors Selected for Printing: Intaglio prints in SC-7 Dark Blue. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF COLOR: This proof was printed from a digital file on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. It is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM– as tenants in common UNIF GIFT MIN AC T–................. Custodian................... TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN– as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act ..................... (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. IMPORTANT: SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A COMERCIAL BANK OR A TRUST COMPANY. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF ABnote North America 711 ARMSTRONG LANE, COLUMBIA, TN 38401 (931) 388-3003 PROOF OF: JANUARY 13, 2016 DIFFERENTIAL BRANDS GROUP INC. WO - 10207 BACKOPERATOR: DKS SALES: HOLLY GRONER 931-490-7660 NEW